CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 6, 1998 in the Registration Statement (Form S-1 No. 333-22809) and related Prospectus of TIAA Real Estate Account dated March 6, 1998.



ERNST & YOUNG LLP

New York, New York
March 4, 1998